Exhibit 99.1

www.e2open.com

Press Release

E2open Announces Fiscal Third Quarter 2023 Financial Results

GAAP subscription revenue of $135 million, an increase of 26.1% year-over-year

10.2% organic subscription revenue growth on a constant currency basis

AUSTIN, Texas – January 9, 2023 – E2open Parent Holdings, Inc. (NYSE: ETWO), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal third quarter ended November 30, 2022.

“We are pleased with our third quarter results, delivering subscription revenue above our guidance range while also delivering record adjusted EBITDA,” said Michael Farlekas, chief executive officer of e2open. “In nearly two years as a public company, we have consistently grown subscription revenue accompanied by strong profitability, a testament to the strength of our durable growth, long-term client relationships, disciplined operations, and talented global team.”

“This quarter also highlights that our platform and network give us multiple growth levers,” continued Farlekas. “We were recently selected by a well-known global retailer and a large agribusiness innovator for several applications across our platform, helping demonstrate the diversity of our end markets. Both companies noted the breadth of our connected supply chain platform as e2open’s primary differentiator. Additionally, our network of over 400,000 entities connected to e2open's platform provides opportunities for innovation as we continue to build a broader supply chain ecosystem.”

Fiscal Third Quarter 2023 Financial Highlights

•
Revenue
o
GAAP subscription revenue for the third quarter of 2023 was $134.9 million, an increase of 26.1% from the year-ago comparable period and 81.8% of total revenue. Organic subscription revenue growth was 8.0% or 10.2% on a constant currency basis.

o
Total GAAP revenue for the third quarter of 2023 was $164.9 million, an increase of 20.4% from the year-ago comparable period. Total organic revenue growth was 4.4% or 6.7% on a constant currency basis.

•
GAAP gross profit for the third quarter of 2023 was $84.1 million, an increase of 31.0% from the year-ago comparable period. Non-GAAP gross profit was $113.6 million, up 4.9% or 6.1% on a constant currency basis.

•
GAAP gross margin for the third quarter of 2023 was 51.0% compared to 46.9% from the year-ago comparable period. Non-GAAP gross margin was 68.9% or 68.2% on a constant currency basis compared to 68.6% from the year-ago comparable period.

•
Adjusted EBITDA for the third quarter of 2023 was $56.2 million, an increase of 22.4% or 19.3% on a constant currency basis from the year-ago comparable period. Adjusted EBITDA margin was 34.1% or 32.6% on a constant currency basis versus 29.1% from the comparable year-ago period. The third quarter of 2023 adjusted EBITDA includes an approximate $6 million of previously disclosed strategic investments in marketing, sales and systems integrators partnerships that e2open did not have in the comparable year-ago period.

•
Net income for the third quarter of 2023 was $5.5 million compared to a net loss of $64.3 million from the year-ago comparable period. GAAP and adjusted earnings per share for the third quarter of 2023 were $0.02 and $0.06 respectively

•
Cash flow
o
GAAP cash flow from operations year to date was $43.2 million compared to $28.2 million from the year-ago comparable period, inclusive of M&A-related expenses.
o
Adjusted unlevered free cash flow for the third quarter, adjusted for M&A, was $50.4 million, which represents 89.7% of adjusted EBITDA.

NOTE: Refer to Reconciliation of Pro Forma and Non-GAAP Information Tables at the end of this press release for more detail regarding revenue, gross margin, adjusted EBITDA margin, net loss, adjusted earnings per share, adjusted unlevered free cash flow and adjusted EBITDA. Prior year comparisons of non-GAAP measures include e2open and Logistyx, as if Logistyx were acquired on March 1, 2021.

Recent Business Highlights

•
Further expanded our artificial intelligence/machine learning capabilities to supply planning through Supply Sensing, enhancing the use of sensing technologies beyond demand sensing to the supply side of e2open’s platform.
•
Expanded partnership with several digital freight brokerages providing real-time pricing and routing guide optimization for companies that ship goods over the road.
•
Introduced e2open Carrier Marketplace as part of e2open’s broader strategy to expand its network ecosystems, offering carrier partners and shippers powerful new capabilities, including access to enhanced and timely data allowing both carriers and shippers to make better, pro-active decisions.
•
Hosted Leaders Forum, a gathering of e2open clients and partners committed to a connected way of thinking about supply chain, where leaders across industries shared their best practices, confident moves made in the face of headwinds, and how they create sustainable competitive advantage by producing, moving, and selling goods with less cost and waste.
•
Named award-winner for Enterprise Service of the Year and Most Innovative Service of the Year through Best in Biz Awards.

Financial Outlook for Fiscal Year 2023

As of January 9, 2023, e2open is providing updated guidance for the remainder of fiscal year 2023, which ends February 28, 2023, as follows:

Fiscal 2023 GAAP Subscription Revenue

•
GAAP subscription revenue for fiscal 2023 is expected to be in the range of $533 million to $536 million versus prior guidance of $535 million to $543 million, including an approximate $2 million positive impact from foreign exchange rate fluctuations when compared to our prior guidance.
•
GAAP subscription revenue for fiscal 2023 on a constant currency basis is expected to be in the range of $542 million to $545 million versus prior guidance of $545 million to $553 million.

Fiscal 2023 Total GAAP Revenue

•
Total GAAP revenue is expected to be in the range of $655 million to $660 million versus prior guidance of $668 million to $676 million, including an approximate $2 million positive impact from foreign exchange rate fluctuations when compared to our prior guidance.

•
Total GAAP revenue on a constant currency basis is expected to be in the range of $667 million to $672 million versus prior guidance of $681 million to $689 million.

Fiscal Fourth Quarter 2023 GAAP Subscription Revenue

•
GAAP subscription revenue for the fiscal fourth quarter of 2023 is expected to be in the range of $137 million to $140 million including an approximate $2 million negative year-over-year impact from foreign exchange rate fluctuations.

Fiscal 2023 Non-GAAP Gross Profit Margin

•
Non-GAAP gross profit margin is reaffirmed in the range of 68% to 70%.

Fiscal 2023 Adjusted EBITDA

•
Adjusted EBITDA is reaffirmed in the range of $217 million to $223 million reflecting an implied adjusted EBITDA margin of approximately 33% to 34%.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

Quarterly Conference Call

E2open will host a conference call today at 5:00 p.m. ET to review fiscal 2023 third quarter financial results, in addition to discussing the Company’s outlook for the full fiscal year 2023. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 256486. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through January 23, 2023, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay pass code is 47266. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

Presentation slides to accompany the conference call are available for download under “Events & Presentations” in the “Investors” section of the Company’s website at www.e2open.com.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 400,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 13 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, non-GAAP gross margin, adjusted unlevered free cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact

Adam Rogers

AVP Investor Relations, e2open

adam.rogers@e2open.com

515-556-1162

Media Contact

5W PR for e2open

e2open@5wpr.com

718-757-6144

Corporate Contact

Kristin Seigworth

VP Communications, e2open

kristin.seigworth@e2open.com

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended November 30,
(In thousands, except per share amounts)	2022	2021
Revenue
Subscriptions	$ 134,884	$ 106,969
Professional services and other	30,009	30,033
Total revenue	164,893	137,002
Cost of Revenue
Subscriptions	35,931	30,163
Professional services and other	20,417	17,587
Amortization of acquired intangible assets	24,402	25,036
Total cost of revenue	80,750	72,786
Gross Profit	84,143	64,216
Operating Expenses
Research and development	24,939	25,000
Sales and marketing	20,448	18,101
General and administrative	23,073	22,871
Acquisition-related expenses	1,969	33,216
Amortization of acquired intangible assets	19,965	19,470
Goodwill impairment	—	—
Total operating expenses	90,394	118,658
Loss from operations	(6,251)	(54,442)
Other income (expense)
Interest and other expense, net	(21,270)	(10,769)
Gain (loss) from change in tax receivable agreement liability	2,697	(1,470)
Gain (loss) from change in fair value of warrant liability	16,150	(7,232)
Gain (loss) from change in fair value of contingent consideration	6,300	(1,140)
Total other income (expense)	3,877	(20,611)
Loss before income tax provision	(2,374)	(75,053)
Income tax benefit	7,877	10,764
Net income (loss)	5,503	(64,289)
Less: Net income (loss) attributable to noncontrolling interest	698	(5,072)
Net income (loss) attributable to E2open Parent Holdings, Inc.	$ 4,805	$ (59,217)

Weighted average common shares outstanding:
Basic	302,201	308,132
Diluted	302,359	308,132
Net income (loss) attributable to E2open Parent Holdings, Inc. Common shareholders per share:
Basic	$ 0.02	$ (0.19)
Diluted	$ 0.02	$ (0.19)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	November 30, 2022	February 28, 2022
	(Unaudited)
Assets
Cash and cash equivalents	$ 85,688	$ 155,481
Restricted cash	13,130	19,073
Accounts receivable - net of allowance of $5,003 and $3,055 as of November 30, 2022 and February 28, 2022, respectively	149,457	155,341
Prepaid expenses and other current assets	26,461	26,243
Total current assets	274,736	356,138
Goodwill	3,306,233	3,756,871
Intangible assets, net	1,095,762	1,181,390
Property and equipment, net	73,104	65,937
Operating lease right-of-use assets	21,022	28,102
Other noncurrent assets	21,525	17,017
Total assets	$ 4,792,382	$ 5,405,455
Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$ 111,202	$ 128,544
Channel client deposits payable	13,130	19,073
Deferred revenue	173,580	190,992
Payable to Logistyx sellers	1,068	—
Current portion of notes payable	20,962	89,097
Current portion of operating lease obligations	8,093	7,652
Current portion of financing lease obligations	2,002	2,307
Income taxes payable	9,768	2,702
Total current liabilities	339,805	440,367
Long-term deferred revenue	2,400	1,141
Operating lease obligations	17,462	21,202
Financing lease obligations	—	1,950
Notes payable	1,042,459	863,577
Tax receivable agreement liability	58,176	66,590
Warrant liability	30,375	67,139
Contingent consideration	27,808	45,568
Deferred taxes	255,207	413,038
Other noncurrent liabilities	973	712
Total liabilities	1,774,665	1,921,284
Commitments and Contingencies (Note 27)
Stockholders' Equity
Class A common stock; $0.0001 par value, 2,500,000,000 shares authorized; 302,452,552 and 301,536,621 issued and 302,275,898 and 301,359,967 outstanding as of November 30, 2022 and February 28, 2022, respectively	30	31
Class V common stock; $0.0001 par value; 42,747,890 shares authorized; 33,092,007 and 33,560,839 issued and outstanding as of November 30, 2022 and February 28, 2022, respectively	—	—
Series B-1 common stock; $0.0001 par value; 9,000,000 shares authorized; 94 shares issued and outstanding	—	—
Series B-2 common stock; $0.0001 par value; 4,000,000 shares authorized; 3,372,184 issued and outstanding	—	—
Additional paid-in capital	3,374,388	3,362,219
Accumulated other comprehensive loss	(77,732)	(19,019)
Accumulated deficit	(530,215)	(154,976)
Treasury stock, at cost: 176,654 shares	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	2,763,998	3,185,782

Noncontrolling interest	253,719	298,389
Total stockholders' equity	3,017,717	3,484,171
Total liabilities and stockholders' equity	$ 4,792,382	$ 5,405,455

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended November 30,
(In thousands)	2022	2021
Cash flows from operating activities
Net loss	$ (416,703)	$ (257,632)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	159,831	91,496
Amortization of deferred commissions	2,878	861
Provision for credit losses	315	527
Amortization of debt issuance costs	3,783	2,389
Amortization of operating lease right-of-use assets	5,813	8,290
Share-based compensation	13,139	8,534
Deferred income taxes	(143,012)	(17,768)
Right-of-use assets impairment charge	4,137	—
Goodwill impairment charge	514,816	—
Gain (loss) from change in tax receivable agreement liability	(9,089)	4,606
(Gain) loss from change in fair value of warrant liability	(36,764)	48,448
(Gain) loss from change in fair value of contingent consideration	(17,760)	91,180
Loss (gain) on disposal of property and equipment	537	(233)
Changes in operating assets and liabilities:
Accounts receivable	10,876	41,320
Prepaid expenses and other current assets	4,311	(7,586)
Other noncurrent assets	(4,094)	(4,489)
Accounts payable and accrued liabilities	(12,946)	(6,892)
Channel client deposits payable	(5,943)	2,222
Deferred revenue	(26,899)	19,927
Changes in other liabilities	(4,075)	2,982
Net cash provided by operating activities	43,151	28,182
Cash flows from investing activities
Payments for acquisitions - net of cash acquired	(179,243)	(774,232)
Capital expenditures	(40,473)	(24,627)
Minority investment in private firm	(3,000)	—
Net cash used in investing activities	(222,716)	(798,859)
Cash flows from financing activities
Proceeds from PIPE investment	—	300,000
Offering costs related to issuance of common stock in connection with PIPE investment	—	(7,100)
Proceeds from warrant exercise	—	1
Proceeds from indebtedness	215,000	395,000
Repayments of indebtedness	(103,174)	(18,860)
Repayments of financing lease obligations	(2,312)	(6,457)
Repurchase of common stock	—	(2,473)
Repurchase of Common Units	(1,397)	(16,767)
Payments of debt issuance costs	(4,766)	(10,357)
Net cash provided by financing activities	103,351	632,987
Effect of exchange rate changes on cash and cash equivalents	478	1,657
Net decrease in cash, cash equivalents and restricted cash	(75,736)	(136,033)
Cash, cash equivalents and restricted cash at beginning of period	174,554	207,542
Cash, cash equivalents and restricted cash at end of period	$ 98,818	$ 71,509

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$ 85,688	$ 56,462
Restricted cash	13,130	15,047

Total cash, cash equivalents and restricted cash	$ 98,818	$ 71,509

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

(in millions)	Q3 FY2023	Q3 FY2022(1)	$ Var	% Var
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	164.9	137.0	27.9	20.4%
Deferred revenue purchase accounting adjustment (2)	-	10.4	(10.4)	n/m
Logistyx pre-acquisition revenue	-	10.6	(10.6)	n/m
Total non-GAAP revenue	164.9	157.9	6.9	4.4%
Constant currency FX impact (3)	3.6	-	3.6	n/m
Total non-GAAP revenue (constant currency basis) (4)	$168.5	$157.9	$10.6	6.7%

GAAP Subscription Revenue	134.9	107.0	27.9	26.1%
Deferred revenue purchase accounting adjustment (2)	-	10.4	(10.4)	n/m
Logistyx pre-acquisition revenue	-	7.5	(7.5)	n/m
Non-GAAP subscription revenue	134.9	124.9	10.0	8.0%
Constant currency FX impact (3)	2.7	-	2.7	n/m
Non-GAAP subscription revenue (constant currency basis) (4)	$137.6	$124.9	$12.7	10.2%

GAAP Professional Services and other revenue	30.0	30.0	0.0	-0.1%
Logistyx pre-acquisition revenue	-	3.0	(3.0)	n/m
Non-GAAP professional services and other revenue	30.0	33.1	(3.0)	-9.2%
Constant currency FX impact (3)	0.9	-	0.9	n/m
Non-GAAP professional services and other revenue (constant currency basis) (4)	$30.9	$33.1	($2.2)	-6.6%

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	84.1	64.2	19.9	31.0%
Deferred revenue purchase accounting adjustment (2)	-	10.4	(10.4)	n/m
Depreciation and amortization	28.4	27.8	0.6	n/m
Share-based compensation (5)	0.5	0.5	0.1	n/m
Non-recurring/non-operating costs (6)	0.5	0.5	0.0	n/m
Non-GAAP gross profit	$113.6	$103.4	$10.2	9.9%
Logistyx pre-acquisition gross profit	-	4.9	(4.9)	n/m
Total non-GAAP gross profit	$113.6	$108.3	$5.3	4.9%
Non-GAAP Gross Margin %	68.9%	68.6%
Constant currency FX impact (3)	1.3	-	1.3	n/m
Total non-GAAP gross profit (constant currency basis) (4)	$114.9	$108.3	$6.6	6.1%
Non-GAAP Gross Margin % (constant currency basis) (4)	68.2%	68.6%

PRO FORMA ADJUSTED EBITDA RECONCILIATION
Net income (loss)	5.5	(64.3)	69.8	n/m
Interest expense, net	19.5	10.0	9.5	95.5%
Income tax benefit	(7.9)	(10.8)	2.9	n/m

Depreciation and amortization	52.5	50.5	2.0	3.9%
EBITDA	$69.6	($14.6)	$84.2	n/m
Deferred revenue purchase accounting adjustment (2)	-	10.4	(10.4)	n/m
Share-based compensation (5)	4.8	4.0	0.8	19.1%
Non-recurring/non-operating costs (6)	3.2	3.0	0.2	n/m
Acquisition-related adjustments (7)	2.0	33.2	(31.2)	n/m
Change in tax receivable agreement liability (8)	(2.7)	1.5	(4.2)	n/m
Change in fair value of warrant liability (9)	(16.2)	7.2	(23.4)	n/m
Change in fair value of contingent consideration (10)	(6.3)	1.1	(7.4)	n/m
Right-of-use assets impairment charge	1.8	0.0	1.8	n/m
Adjusted EBITDA	$56.2	$45.9	$10.3	22.4%
Logistyx pre-acquisition EBITDA and other	-	0.1	(0.1)	n/m
Total adjusted EBITDA	$56.2	$46.0	$10.2	22.1%
Adjusted EBITDA Margin %	34.1%	29.1%
Constant currency FX impact (3)	(1.3)	-	(1.3)	n/m
Total adjusted EBITDA (constant currency basis) (4)	$54.9	$46.0	$8.9	19.3%
Adjusted EBITDA Margin % (constant currency basis) (4)	32.6%	29.1%

(1) Non-GAAP pro forma inclusive of Logistyx, as if acquired on March 1, 2021.

(2) Non-GAAP revenue adds back amortization of the purchase accounting fair value adjustment to deferred revenue resulting for the business combination as required by GAAP. This is no longer required beginning in fiscal year 2023.

(3) Constant Currency refers to pro forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period)

(4) Constant Currency refers to pro forma amounts excluding translation and transactional impacts from foreign currency exchange rates.
(5) Reflects non-cash, long-term share-based compensation expense, primarily related to senior management.
(6) Primarily includes other non-recurring expenses such as systems integrations, legal entity rationalization and consulting and advisory fees.

(7) Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, including costs related to the business combination, as well as the BluJay and Logistyx acquisitions.

(8) Represents the expense related to the change in the fair value of the tax receivable agreement liability, including interest.
(9) Represents the fair value adjustment at each balance sheet date of the warrant liability related to the public, private placement and forward purchase warrants.
(10) Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-2 common stock.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal Third Quarter 2023

(in millions, except per share amounts)	GAAP	M&A Related(1) & Non-recurring(2)	Impairment Charges (3)	Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue
COST OF GOODS
Subscriptions	35.9	(0.3)	-	(3.7)	(0.3)	31.6	23.5%
Professional services and other	20.4	(0.2)	-	(0.3)	(0.3)	19.7	65.6%
Amortization of intangibles	24.4	-	-	(24.4)	-	-
Total cost of revenue	$80.8	($0.5)	-	($28.4)	($0.5)	$51.3	31.1%

Gross Profit	$84.1	$0.5	$0.0	$28.4	$0.5	$113.6	68.9%

OPERATING COSTS
Research & development	24.9	(0.0)	-	(3.1)	(0.9)	20.9	12.7%
Sales & marketing	20.5	(0.3)	-	(0.3)	(0.9)	19.0	11.5%
General & administrative (3)	23.1	(0.6)	(1.8)	(0.7)	(2.4)	17.6	10.7%
Acquisition related expenses	2.0	(2.0)	-	-	-	-
Amortization of intangibles	20.0	-	-	(20.0)	-	-
Total operating expenses	$90.4	($2.9)	($1.8)	($24.1)	($4.3)	$57.5	34.8%

(1) Expense adjustments primarily related to advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, including the business combination and the BluJay and Logistyx acquisitions.

(2) Primarily includes other non-recurring expenses such as systems integrations and consulting, advisory fees, and executive severance costs.
(3) The company recognized a right-of-use asset impairment charge of $1.8M in G&A in Q3 FY23.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

Fiscal Third Quarter 2023

GAAP Net Income	5.5
Interest Expense	19.5
Income Taxes Provision	(7.9)
Depreciation & Amortization	52.5
EBITDA	$69.6
Share-based compensation	4.8
Non-recurring/non-operating costs	3.2
Acquisition-related adjustments	2.0
Change in tax receivable agreement liability	(2.7)
Change in fair value of warrant liability	(16.2)
Change in fair value of contingent consideration	(6.3)
Right-of-use assets impairment charge	1.8
Adjusted EBITDA	$56.2
Depreciation	(8.1)
Interest and other expense, net	(19.5)
Adjusted EBT	$28.6
Normalized income taxes (1)	(6.9)
Adjusted net income	$21.7
Adjusted basic shares outstanding	341.4
Adjusted earnings per share	$0.06

1. Income taxes calculated using 24% effective rate

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED UNLEVERED FREE CASH FLOW CONVERSION (1)

TABLE IV

(in millions)	Q3 FY23
Adjusted EBITDA	$56.2
Normalized capital expenditures	($5.8)
Adjusted Unlevered Free Cash Flow	$50.4

GAAP Revenue	$164.9

Free Cash Flow % of GAAP revenue	30.5%
Free Cash Flow % of adjusted EBITDA	89.7%

Capital expenditures	($8.9)
Less M+A related capital expenditures (2)	$3.1
Normalized capital expenditures	($5.8)

1. Adjusted unlevered free cash flow is a performance metric that illustrates the cash available through the operations of the business after normalized capital expenditures excluding interest, taxes, acquisition-related expenses and non-recurring/non-operating costs. Non-cash expenses are also excluded from this metric. Non-cash expenses include changes in the tax receivable agreement liability, changes in the fair value of warrants, changes in the fair value of contingent consideration and share-based compensation.

2. Primarily includes hardware and software purchases for integrating data center operations of newly acquired companies
Net Income to Adjusted EBITDA
($ in millions)	Q3 FY23
GAAP Net Income	5.5
Interest Expense	19.5
Income Tax Benefit	(7.9)
Depreciation & Amortization	$52.5
EBITDA	$69.6
Share-based compensation	4.8
Non-recurring/non-operating costs	3.2
Acquisition-related adjustments	2.0
Change in tax receivable agreement liability	(2.7)
Change in fair value of warrant liability	(16.2)
Change in fair value of contingent consideration	(6.3)
Right-of-use assets impairment charge	1.8
Adjusted EBITDA	$56.2

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Description	Shares (000’s)	Notes
Shares outstanding as of November 30, 2022	302,275	Shares outstanding as of third quarter fiscal 2023
Common Units	33,092

Units issued in the business combination that have not yet been converted from common units in the LLC to Class A shares of E2open Parent Holdings, Inc. (Common units yet to be converted are represented by class V shares)

Series B-2 shares (unvested)	3,372	Series B-2 shares issued in the Business Combination that vest when the 20-day VWAP reaches $15.00
Series 2 common units (unvested)	2,628	Represent rights in the LLC that convert into common units when the 20-day VWAP reaches $15.00. Upon conversion to common units, the holder can elect to convert into Class A common stock
Adjusted Basic Shares	341,367

Warrants	29,080	Warrants outstanding as of third quarter fiscal 2023 with an exercise price of $11.50
Incentive plan options (unvested)	4,833	Options issued to management and directors under E2open’s long-term incentive plan
Incentive plan restricted shares (unvested)	6,618	Restricted shares issued to management and directors under E2open’s long-term incentive plan
Fully converted shares	381,898